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              [letterhead of Stifel, Nicolaus & Company, Incorporated]


                                                                   Exhibit 23.3


                                    CONSENT

      We do hereby consent to the inclusion in this Registration Statement on Form S-4 of our opinion and to the references to our firm in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                       STIFEL, NICOLAUS & COMPANY, INCORPORATED


                                       By:  /s/ Mark J. Ross
                                            ------------------------------
                                            Mark J. Ross
                                            Vice President


St. Louis, Missouri

May 2, 1997